BRASKEM

                                   BRASKEM S.A
               CORPORATE TAXPAYERS REGISTRY No. 42.150.391/0001-70
                   PUBLICLY TRADED COMPANY - NIRE 29300006939
                MINUTES OF THE ORDINARY AND EXTRAORDINARY GENERAL
                             SHAREHOLDERS' MEETINGS
                             HELD ON APRIL 29, 2003
                           REGISTERED IN SUMMARY FORM

1) DATE AND TIME: April 29, 2003, at 11:30 A.M.

2) PLACE: At the Company's principal place of business, at Rua Eteno, No.1561, Complexo Petroquimico de Camacari, CEP 42.810-000, City of Camacari, State of Bahia.

3) NOTICES: Notices were published pursuant to Section 124 of Law No. 6.404/76, on April 10, 11 and 12, 2003 in the "A Tarde" newspaper, on April 10, 11 and 12/13, 2003 in "Diario Oficial do Estado da Bahia" (Official Gazette of the State of Bahia), and in accordance with the Instructions No. 02/78 and 207/94 of the CVM (Brazilian Securities and Exchange Commission), for wider disclosure, also published in the "Gazeta Mercantil" newspaper (national edition) on April 10, 11 and 12, 2003.

4)  PUBLICATIONS:  The  publication  of  notices,  referred to in the caption of
Section 133 of Law No. 6,404/76, was waived because the documents referred to therein were published within the legal time limit, namely: Management Report and Financial Statements of the year ended December 31, 2002, accompanied by Explanatory Notes, PricewaterhouseCoopers Auditores Independentes' Opinion and the complete [statement of shareholders' equity], in the "Diario Oficial do Estado da Bahia" (Official Gazette of the State of Bahia) and in the "A Tarde", "Correio da Bahia", "Gazeta Mercantil" and "Valor Economico" newspapers, on March 11, 2003, in accordance with the CVM's Instruction No. 207/94.

5) ATTENDANCE: The meeting was attended by the legal number of shareholders, as confirmed by the signatures below and on the Livro de Presenca de Acionistas (Shareholder' Attendance Register). Also attending the meeting, for the purposes set forth in Law No. 6,404/76, Section 134, paragraph 1, the Director Mauricio Roberto de Carvalho Ferro, Mr. Marco Aurelio de Castro e Melo, enrolled in the Accountant's Regional Council (CRC) of the State of Bahia under No.
1SP153070/O-3  "S"  and  enrolled  in  the  Brazilian   Taxpayers  Registry  for
Individuals (CPF/MF) under No. 078.020.188-46, as representative of PricewaterhouseCoopers Auditores Independentes, and pursuant to Section 134, Mr. Manoel Mota Fonseca, representing the Audit Committee. The attendance of the following preferred shareholders was also registered: Nordeste Quimica S.A.-NORQUISA, Odebrecht S.A., Petrobras Quimica S.A., Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI, Fundo de Investimentos em Acoes Guararapes, Plural Fundo de Investimento Financeiro Balanceado, Fundo Fator Sinergia II - FIA, Fundo Mutuo de Investimentos em Acoes Carteira Livre Plural Jaguar, Plural Institucional FMIA Carteira Livre, Plural Fundo Mutuo em Investimento em Acoes Livre, Fundo FEB - FIA, Citibank N.A., State Street Emerging Markets Fund, Brazil MSCI Emerging Markets Index Common Trust, IBM Tax Deferred Savings Plan, The California State Teachers Retirement System and Marcos Juliano Lucas de Carvalho.

6) CONSTITUTION OF THE BOARD: Chairman: Alex Schatkin Cukier, legal representative of the shareholder NORDESTE QUIMICA S.A. - NORQUISA, and
Secretary: Ana Patricia Soares Nogueira,  chosen in accordance with the terms of
Section 17 of the Company's By-laws.



---------------------------------------------------------------------------
Sede-Fabrica: Camacari/BA - Rua Eteno 1561, Polo Petroquimico de Camacari, CEP 42810-000 Tel.(071) 832.5102 - Telex 71.1079
Escritorios: Rio de Janeiro/RJ - Av. Presidente Vargas no 309, 13 andar - CEP 20.071-003 - Tel. (021) 516.1515 Telex 21.22671 - Fax (021)2534345
Salvador/BA - Av. Tancredo Neves, 3343, sala 301, 302 e 306 da Torre A do Centro Empresarial Previnor,.40820-020 - Tel. (071) 342 3088

7) AUDIT COMMITTEE'S OPINION - The Opinion of the Company's Audit Committee, dated March 7, 2003, recommended approval, by the Ordinary General Shareholders' Meeting, of the Financial Statements and other documents related to the year ended December 12, 2002.

8) DECISIONS: The shareholders present, representing 89.59% of the voting capital, by unanimity, having assessed the items of the agenda, decided as follows:

     8.1) ORDINARY GENERAL SHAREHOLDERS' MEETING:

          8.1.1) FINANCIAL STATEMENTS AND MANAGEMENT REPORT - approve, without restrictions, with abstention of vote by the legally disqualified, the Report, the Management Bills/Invoices and other Financial Statements of the fiscal year ended December 31, 2002, and the Opinions of PricewaterhouseCoopers Auditores Independentes independent auditors and of the Audit Committee.

          8.1.2) ALLOCATION OF THE YEAR'S PROCEEDS -

               a) approve the allocation of losses incurred in the fiscal year ended December 31, 2002, in the amount of R$920,916,499.38 (nine hundred and twenty million, nine hundred and sixteen thousand, four hundred and ninety nine reais and thirty eight centavos), to the Retained Profits/Losses account, which closed the fiscal year ended December 31, 2002 with a balance of R$674,292,001.30 (six hundred and seventy four million, two hundred and ninety two thousand one real and thirty centavos);

               b) confirm the decision of the Board of Directors, made during the meeting held on April 24, 2002, to distribute the intermediary dividends paid in advance, pursuant to Section 44, paragraphs 4 and 5 of the Company's By-laws, based on the Retained Profits Account of the year ended December 31, 2001, ratifying hereby the decisions of that Body in this respect, which resulted in the payment of a total amount of R$11,347,473.66 (eleven million, three hundred and forty seven thousand, four hundred and seventy three reais and sixty six centavos), as dividends, which were paid to the classes "A" and "B" preferred shares, being R$10.40 (ten reais and forty centavos) for each thousand shares;

               c) declare that: i) the classes "A" and "B" preferred shares fully received, during the year just ended, the minimum dividend, non cumulative, of 6% upon the value of one share, pursuant to Section 9, item "a" of the Company's By-laws; ii) the quantity of shares which served as a base for calculation for the dividends were those existing on the date of the Board of Directors meeting regarding this calculation, other than treasury shares and
iii) the dividends paid and proposed resulted from the allotment of profits retained in the previous years;

               d) confirm the allocation of R$1,800,000.00 (one million and eight hundred thousand reais) as Employees Participation in Profits and/or Proceeds of the Company, distributed to the employees on April 25, 2003, following the criteria previously approved by the Company and the Commission representing the employees;

          8.1.3) ELECTION OF THE MEMBERS OF THE AUDIT COMMITTEE - in accordance with the provisions of Section 40 of the Company's By-laws and paragraph 4 of
Section 161 of Law No. 6.404/76, elect the following members and alternate members of the Company's Audit Committee, for a one (1) year term, beginning as of this date and ending in the next Ordinary General Shareholders Meeting which will assess the administrators' accounts for the year ending December 31, 2003:

by the Shareholders: FUNDACAO PETROBRAS DE SEGURIDADE SOCIAL - PETROS, CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL - PREVI and

PETROBRAS QUIMICA S.A. - PETROQUISA, as minority shareholders, holders of common shares, Mr. SERGIO PEREIRA DA ROCHA, Brazilian, married, economist, holder of the Identification Card No. 10259 CRE/RJ, enrolled in the Brazilian Taxpayers' Registry for Individuals under No. 032.585.217-00, resident and domiciled at Rua Ferreira Pontes, no 286, apto. 1306, Bloco A, Andarai, CEP. 20.541-280, Rio de Janeiro/RJ, as member and Mr. GERALDO HUMBERTO DE ARAUJO, Brazilian, single, accountant, holder of the Identification Card No. 2.793.293 IFP/RJ, enrolled in the Brazilian Taxpayers' Registry for Individuals under No. 256.529.237-68, resident and domiciled at SQSW 304, Bloco E, apto. 502, Setor Sudoeste, CEP. 70.673-400, Brasilia/DF, as alternate member;

by the Shareholders: PETROBRAS QUIMICA S.A. - PETROQUISA and CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL - PREVI, as shareholders, holders of preferred shares, Mr. JULIO DINIZ BASTOS PINTO, Brazilian, married, economist, holder of the Identification Card No. 8293 CRE/RJ, enrolled in the Brazilian Taxpayers' Registry for Individuals under No. 256.891.697-49, resident and domiciled at Rua Visconde de Uruguai, no 380, Val Paraiso, CEP. 20.035-900, Petropolis/RJ, as member and Ms. MARIA JESUINA DE OLIVEIRA ROSA, Brazilian, married, accountant, holder of the Identification Card No. 03941087-3 IFP/RJ, enrolled in the Brazilian Taxpayers' Registry for Individuals under No. 425.324.267-72, resident and domiciled at Rua Duquesa de Braganca, no 20, Grajau, CEP. 20.035-900, Rio de Janeiro/RJ, as alternate member;

by the Shareholders NORDESTE QUIMICA S.A. - NORQUISA, Odebrecht S.A. and ODBPAR INVESTIMENTOS S.A., Mr. ISMAEL CAMPOS DE ABREU, Brazilian, married, accountant, holder of the Identification Card No. 716.820 SSP/BA, enrolled in the Brazilian Taxpayers' Registry for Individuals under No. 075.434.415-00, resident and domiciled at Condominio Jardim Piata, quadra 7, lote 5, Salvador/BA, CEP. 41.680-180; MANOEL MOTA FONSECA, Brazilian, divorced separated, lawyer, holder of the identity card R.G. No. 3.662.756-SSP/RJ, registered at the Brazilian BAR association-Bahia Chapter (OAB/BA) under No. 503-B, and enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 019.638.218-15, resident and domiciled at Rua Juratai, No. 135, Sao Cristovao, CEP 41.500-010, Salvador/BA; and WALTER MURILO MELO DE ANDRADE, Brazilian, married, lawyer, holder of the identity card R.G. No. 2.155.900-74-SSP/BA, registered at the Brazilian BAR association-Bahia Chapter (OAB/BA) under No. 9745, and enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 363.477.285-91, resident and domiciled at Rua Miguel Camizares, no 297, apto. 1.102, Pituba, CEP 41.820-210, Salvador/BA; as members and LEONCIO OGANDO DACAL, Brazilian, married, lawyer, holder of the Identity Card (R.G.) No. 5.222.634-45-SSP/BA, registered at the Brazilian BAR association-Bahia Chapter (OAB/BA) under No. 13.939, and enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 640.741.025-87, resident and domiciled at Alameda Catania, no 260, apto. 202, Pituba, CEP 41.830-490, Salvador/BA; MARIA CLAUDIA FREITAS SAMPAIO, Brazilian, married, business administrator, holder of the identity card R.G. No. 02.499.999-78-SSP/BA, enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 429.659.005-78, resident and domiciled at Rua Amazonas, no 829, apto 1.502, Pituba, CEP 41.830-380, Salvador/BA; and MARCELO ANDRE LAJCHTER, Brazilian, married, lawyer, holder of the identity card R.G. No. 8.561.440-2-IFP/RJ, registered at the Brazilian BAR association-Rio de Janeiro Chapter (OAB/BA) under No. 86.596, and enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 005.622.617-96, resident and domiciled at Rua Eduardo Guinle, no 55, Bloco I, apto. 503, Botafogo, CEP 22.260-090, Rio de Janeiro/RJ, as alternate members.

The newly-elected members of the Audit Committee take office as of today's date, who have presented, by written, statements in accordance with the Law at Section No. 37, subsection II, of the Law No. 8.934 of November 18, 1994, written according to Section 4 of the Law No. 10,194 from February 14, 2001, declaring that they are not disqualified to exercise trade or administration of a mercantile company, due to criminal conviction. It was established that members of the Audit Committee shall have a minimum compensation provided as set forth in paragraph 3 of Section 162 of the Law No. 6.404/76;

          8.1.4) CAPITAL STOCK INCREASE - to approve the increase of the company's capital stock through capitalization of Restatement Reserve in the amount of R$2,331,406.89 (two million, three hundred thirty one thousand, four hundred and six reais and eighty nine centavos), without issuance of new stock, changing the capital stock from R$1,845,398,533.72 (one billion, eight hundred forty five million, three hundred ninety eight thousand, five hundred and thirty three reais and seventy two centavos) to R$1,847,729,940.61 (one billion, eight hundred forty seven million, seven hundred twenty nine thousand, nine hundred and forty reais and sixty one cents). As a result of capital increase to which this item 8.1.4 relates to, the caption from section 4 of the Bylaws, now is written as follows:

     "CHAPTER II - CAPITAL AND SHARES. Section 4 - The Capital Stock is R$1,847,729,940.61 (one billion, eight hundred forty seven million, seven hundred twenty nine thousand, nine hundred and forty reais and sixty one centavos), divided into 3,398,380,922 (three billion, three hundred ninety eight million, three hundred eighty thousand, nine hundred and twenty two) shares, being 1,226,091,148 (one billion, two hundred twenty six million, ninety one thousand, one hundred and forty eight) common shares, 2,160,832,034 (two billion, one hundred sixty million, eight hundred thirty two thousand, and thirty four) class "A" preferred capital shares and 11,457,740 (eleven million, four hundred fifty seven thousand, seventy hundred and forty) class "B" preferred capital shares."

     8.2) SPECIAL MEETING: excluded the absence of the shareholder Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI, referred to at item
8.2.3 of the minutes,

          8.2.1) AUTHORIZED CAPITAL INCREASE - to approve the company's authorized capital increase by 1,000,000,000 (one billion) shares, in the same proportion between types and classes of shares, changing the authorized capital stock from 5,100,000,000 (five billion and one hundred million) shares to 6,100,000,000 (six billion and one hundred million) shares, being 2,196,000,000 (two billion, one hundred and ninety six million) common shares, 3,843,000,000 (three billion, eight hundred and forty three million) in class "A" preferred capital shares and 61,000,000 (sixty one million) class "B" preferred capital shares. Due to the authorized capital increase mentioned in this item 8.2.1, paragraph 1 from section 4 of the Company's Bylaws has been changed, and is now as follows:

     "Section 4 - ... Paragraph 1 - The Company is authorized to increase, regardless of any changes to its by-laws, the Capital Stock up to 6,100,000,000 (six billion and one hundred million) shares, being 2,196,000,000 (two billion, one and ninety six million) common shares, 3,843,000,000 (three billion, eight hundred and forty three million) class "A" preferred capital shares and 61,000,000 (sixty one million) class "B" preferred capital shares, with the number of non-voting preferred capital shares or preferred capital shares with limited vote not permitted to exceed 2/3 of the Company's total capital stock ("Authorized Capital").";

          8.2.2) RESIGNATION FROM AND REPLACEMENT AT THE BOARD OF DIRECTORS -

               a) to acknowledge the resignations of the Directors Sergio Ribeiro da Costa Werlang and Ricardo Simoes Salim and the Alternate Directors Claudio Jose Goncalves Guerreiro, Geraldo Villin Prado and Ismael Campos de Abreu;

               b) to express acknowledgement to the resigning Directors of the devotion and contribution they have always shown to the Company;

               c) to elect to fill vacant positions, as directors, Mrs. FERNANDO DE CASTRO SA, Brazilian, single, lawyer, registered at the Brazilian bar association-Rio de Janeiro Chapter (OAB/BA) under No. 65,035 and enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 974.096.937-20, with business address at Av. Republica do Chile, no 65, Centro, Rio de Janeiro-RJ, CEP. 20031-912; and CEZAR DOS SANTOS, Brazilian, married, retired bank employee, holder of the Identity Card (R.G.) No. 1.521.070, enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 031.288.907-06, resident and domiciled at Av. Jornalista Rocardo Marinho, no 300, Barra da Tijuca, Rio de Janeiro-RJ, CEP. 22631-350; and as alternate directors, under the requirement of item "a" above, Mrs. VICTOR MANOEL MARTINS PAIS, Portuguese, married, engineer, holder of the identity card RNE W554141B SE/DSMAF/DPF, enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 262.588.467-34, with business address at Av. Republica do Chile, no 65, Centro, Rio de Janeiro-RJ, CEP. 20.031-912; JOSE AUGUSTO CARDOSO MENDES, Brazilian, divorced, metallurgy engineer, holder of the Identity Card R.G. No. 7.977.683 SSP-SP, enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 022.451.818-67, with business address at Av. das Nacoes Unidas, no 4.777, 5 andar, Edf. Villa Lobos, Alto de Pinheiros, Sao Paulo-SP, CEP. 05.477-000; and HILBERTO MASCARENHAS ALVES DA SILVA FILHO, Brazilian, married, business administrator, holder of the Identity Card R.G. No. 684.865-61 SSP-BA, enrolled in the Brazilian Taxpayers Register for Individuals (CPF/MF) under No. 105.062.765-20, with business address at Av. Luiz Viana Filho, no 2841, Edf. Odebrecht, Paralela, Salvador-BA, CEP. 41.730-900. The newly-elected Directors have declared, in writing, for the purposes set forth in art. 37, subsection II, of the Law No. 8,934 from November 18, 1994, according to the Law No. 10,194, of February 14, 2001, that they are not disqualified to exercise business or administration of a mercantile company, due to criminal conviction, and moreover have presented, in order to comply with the provision of Instructions CVM Nos. 358, of January 3, 2002, and 367, of May 29, 2002, written statements, in accordance with the terms of said Instructions, filed at the Company's headquarters. As a result of the changes deliberated upon above, the Company's Board of Directors now is composed of the following:

DIRECTORS:
PEDRO AUGUSTO RIBEIRO NOVIS - CHAIRMAN;
ALVARO FERNANDES DA CUNHA FILHO - VICE-CHAIRMAN;
JOSE DE FREITAS MASCARENHAS;
LUIZ FERNANDO CIRNE LIMA;
NEWTON SERGIO DE SOUZA;
ALVARO PEREIRA NOVIS;
FRANCISCO TEIXEIRA DE SA;
FERNANDO DE CASTRO SA;
CARLOS ALBERTO DE MEIRA FONTES;
MARGARETH FEIJO BRUNNET;
CEZAR DOS SANTOS.

RESPECTIVE ALTERNATES:
RUY LEMOS SAMPAIO;
ADRIANO SA DE SEIXAS MAIA;
GUILHERME SIMOES DE ABREU;
HILBERTO MASCARENHAS ALVES DA SILVA FILHO;
JOSE EDUARDO CARDOSO MENDES;
MARCOS WILSON SPYER REZENDE;
LUCIO JOSE SANTOS JUNIOR;
VICTOR MANOEL MARTINS PAIS;
EDMUNDO JOSE CORREIA AIRES;
ROGERIO GONCALVES MATTOS;
DEUSDEDITE FAGUNDES DE BRITO FILHO;

          8.2.3) TOTAL YEARLY COMPENSATION OF DIRECTORS - to set, until subsequent deliberation, the following compensation:

               a) to members of the Board of Directors, the total yearly maximum cap of R$950,000.00 (nine hundred and fifty thousand reais) and

               b) to members of the Board of Executive Officers,  R$6,507,000.00
(six million, five hundred and seven thousand reais), including in such amounts the benefits and allocated amounts as provided in the caption of Section 152 of the Law No. 6,404/76, and shall be individualized by the Board of Directors, in accordance with the provisions of sections 25 and 26, item "h", of the Company's by-laws. The shareholders approved, by unanimous vote, the registration of the minutes to which these meetings refer to as a summary and authorized its publication, excluding the shareholders' signatures. There have been demonstrations of protest by representatives of some shareholders of preferred capital shares identified above, whose have been received by the Board and filed at the Company's headquarters.

     There being nothing else to discuss, the meeting was closed and these minutes were registered, and after being read, examined and agreed to, they were approved by all members present and signed by the shareholders composing the necessary quorum for the decisions to be valid. Camacari/BA, April 29, 2003. (Signatures.: BOARD: Alex Schatkin Cukier - President; Ana Patricia Soares Nogueira - Secretary; Shareholders: Alex Schatkin Cukier - by NORDESTE QUIMICA S.A.-NORQUISA, ODBPAR INVESTIMENTOS S.A, ODEBRECHT S.A; Mario Jorge Cabral by PETROBRAS QUIMICA S.A - PETROQUISA; Maurilio Dias de Araujo by CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL - PREVI; Juliana Baptista Marcal by FUNDACAO PETROBRAS DE SEGURIDADE SOCIAL - PETROS; Marcos Juliano Lucas de Carvalho.)

     In accordance with the original registered on the appropriate register.

                    ----------------------------------------
                          Ana Patricia Soares Nogueira
                                    Secretary